                              [COLTEC LETTERHEAD]


For immediate release


COLTEC INDUSTRIES REPORTS RECORD FIRST QUARTER AS EARNINGS PER SHARE INCREASE 11%; CASH FLOW EXCEEDS $27 MILLION

CHARLOTTE, N.C., APRIL 21, 1999 -- For the first quarter, Coltec Industries Inc (NYSE:COT) reported $.42 in earnings per share, an increase of 11%, compared to $.38 in the year-ago quarter. Net income in the quarter was $27 million versus $25 million last year and free cash flow from operations exceeded $27 million. These results marked the eleventh consecutive quarter of double-digit earnings growth consistent with, or in excess of, analyst expectations.

In commenting on the results, John W. Guffey, Jr., Coltec's chairman and chief executive officer, said, "We continued to achieve double-digit earnings growth, improve our superior operating margins, and surpass expectations for free cash flow. Our aerospace segment reported strong sales and profit growth and our industrial segment generated operating margins in excess of 19% despite one of the most challenging manufacturing environments in recent years. Our first-quarter performance gives us a good foundation to achieve over $100 million in free cash flow for 1999."

In the Aerospace Segment, revenues increased 15% and operating income rose 17%. The results reflect increased shipments of landing gear systems for Boeing's Next-Generation 737 aircraft and higher profits at the landing gear overhaul and maintenance business. The crew seat business achieved significantly higher results due to after-market orders, while the engine component businesses achieved strong growth and improved margins reflecting increased demand for regional jets, higher productivity, and the positive impact of new programs and mix changes.

PR 99-012, COLTEC REPORTS RECORD FIRST QUARTER: EPS UP 11%; CASH FLOW EXCEEDS $27 MILLION

In the Industrial Segment, sales increased slightly and operating income rose 5%, excluding Holley which was included in last year's first quarter results but divested shortly afterwards. Significantly less favorable economic conditions in key markets, including oil and gas, agriculture, steel, pulp and paper, and chemicals affected sales and profits in the industrial segment.

Coltec Industries is a leading producer of landing gear, industrial sealing systems, and other highly engineered products for aerospace and industrial applications. The company, which has its headquarters in Charlotte, North Carolina, expects to complete its merger with The BFGoodrich Company in the second quarter. The new company will have revenues approaching $6 billion and leading positions in aerospace systems, performance materials, and industrial products.

This press release contains various forward-looking statements. For a discussion of various factors that may cause Coltec's actual results to differ materially from those expressed in such forward-looking statements, see Coltec's 1998 Annual Report on Form 10-K as well as Coltec's 1999 filings with the Securities and Exchange Commission.


ATTACHMENTS:

Summary Consolidated Statements of Earnings

Industry Segment Information

Summary Consolidated Balance Sheets

Cash Flow Statements

###

                       COLTEC INDUSTRIES AND SUBSIDIARIES
                  SUMMARY CONSOLIDATED STATEMENTS OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         THREE MONTHS ENDED
                                                     -------------------------
                                                       APRIL 4        MARCH 29
                                                        1999            1998
                                                     -------------------------


Net sales                                            $ 376,232       $ 374,441
Costs and expenses                                    (320,287)       (321,147)

                                                     ---------       ---------
Operating income                                        55,945          53,294

Interest expense and other, net                        (12,380)        (15,080)

                                                     ---------       ---------
Earnings before income taxes, minority interest
    and extraordinary item                              43,565          38,214

Income taxes                                           (14,812)        (12,993)

Minority interest in net loss of subsidiaries           (1,300)             --

                                                     ---------       ---------
Net earnings                                         $  27,453       $  25,221
                                                     ---------       ---------


Diluted earnings per share                           $    0.42       $    0.38
                                                     ---------       ---------

Diluted weighted average
    common and common
    stock equivalents                                   68,715          67,137
                                                     ---------       ---------



                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
                          Industry Segment Information
                                 (in millions)


                                     THREE MONTHS ENDED
                                   ---------------------
                                   APRIL 4      MARCH 29
                                     1999         1998
                                   ---------------------

SALES:

Aerospace                          $ 190.6      $ 166.1

Industrial                           185.8        209.1

Intersegment elimination              (0.2)        (0.8)
                                   -------      -------

Total                              $ 376.2      $ 374.4
                                   -------      -------

OPERATING INCOME:

Aerospace                          $  30.5      $  26.1

Industrial                            35.6         37.3
                                   -------      -------

Total segments                        66.1         63.4

Corporate unallocated                (10.2)       (10.1)
                                   -------      -------

Operating income                   $  55.9      $  53.3
                                   -------      -------

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
                      SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                     APRIL 4         DECEMBER 31
                            Assets                                                     1999              1998
                            ------                                                 -----------       -----------

Current assets
  Cash and cash equivalents                                                        $    31,031       $    21,785
  Accounts and notes receivable, net of allowance                                      173,290           148,185
  Inventories                                                                          243,614           236,003
  Deferred income taxes                                                                 24,721            20,464
  Other current assets                                                                  13,078            15,612
                                                                                   -----------       -----------
    Total current assets                                                               485,734           442,049

Property, plant and equipment, net                                                     303,980           306,642

Costs in excess of net assets, net                                                     212,477           214,647

Other assets                                                                           105,313            92,310
                                                                                   -----------       -----------

                                                                                   $ 1,107,504       $ 1,055,648
                                                                                   -----------       -----------


             LIABILITIES AND SHAREHOLDERS' EQUITY
             ------------------------------------

Current liabilities
 Current portion of long-term debt                                                 $     5,831       $     2,513
 Accounts payable                                                                      104,161            91,595
 Accrued expenses                                                                      191,053           171,084
 Liabilities of discontinued operations                                                  4,999             4,999
                                                                                   -----------       -----------
     Total current liabilities                                                         306,044           270,191
                                                                                   -----------       -----------

Long-term debt                                                                         558,584           580,092
Deferred income taxes                                                                  144,178           139,909
Other liabilities                                                                       90,103            85,490
Liabilities of discontinued operations                                                 139,476           134,995

Company-obligated, mandatorily redeemable
  convertible preferred securities of subsidiary
  Coltec Capital Trust holding solely convertible
  junior subordinated debentures of the company                                        145,799           145,293

Shareholders' equity:
  Common stock                                                                             706               706
  Capital surplus                                                                      644,850           643,615
  Retained deficit                                                                    (768,409)         (795,356)
  Unearned compensation                                                                 (3,051)           (2,671)
  Accumulated other comprehensive income                                               (22,848)          (18,688)
                                                                                   -----------       -----------
                                                                                      (148,752)         (172,394)
  Less treasury shares                                                                (127,928)         (127,928)
                                                                                   -----------       -----------
                                                                                      (276,680)         (300,322)
                                                                                   -----------       -----------

                                                                                   $ 1,107,504       $ 1,055,648
                                                                                   -----------       -----------

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
                 SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                      THREE MONTHS ENDED
                                                                    APRIL 4        MARCH 29
                                                                     1999           1998
                                                                   --------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings                                                      $ 27,453       $  25,221
 Adjustments to reconcile net earnings to cash
   provided by operating activities
  Depreciation and amortization                                      12,991          12,416
  Deferred income taxes                                                  12           6,016
  Payment of liabilities of discontinued operations                  (1,199)         (3,261)
  Foreign currency translation adjustment                            (4,160)         (2,405)
  Other operating items                                              (1,424)            880
  Changes in assets and liabilities, net of effect
   from acquisitions and divestitures:
    Accounts and notes receivable                                   (25,105)        (18,969)
    Inventories                                                      (7,611)         (9,184)
    Other current assets                                              2,534           3,748
    Accounts payable                                                 12,566             178
    Accrued expenses and other                                       19,969          (4,535)
                                                                   --------       ---------

   Cash provided by operating activities                             36,026          10,105
                                                                   --------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                               (8,590)        (15,005)
  Acquisition of businesses                                              --         (81,312)
                                                                   --------       ---------

   Cash used in investing activities                                 (8,590)        (96,317)
                                                                   --------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt                                          (690)        (14,035)
  Increase (decrease) in revolving facility, net                    (17,500)        110,500
  Other
                                                                         --          (3,871)
                                                                   --------       ---------

   Cash provided by (used in) financing activities                  (18,190)         92,594
                                                                   --------       ---------


  Increase in cash and cash equivalents                               9,246           6,382
  Cash and cash equivalents - beginning of period                    21,785          14,693
                                                                   --------       ---------

  Cash and cash equivalents - end of period                        $ 31,031       $  21,075
                                                                   --------       ---------